Exhibit 99.1

Five9 Announces Third Quarter 2026 Financial Results
Q3 Revenue Grew 13% year-over-year
Q3 Subscription Revenue Grew 16% year-over-year
Five9 Signs Definitive Agreement to Acquire Level AI

SAN RAMON, Calif. - November 5, 2026 - Five9, Inc. (NASDAQ:FIVN), the Genius CX Platform provider, today reported results for the third quarter ended September 30, 2026.
Third Quarter 2026 Financial Results
•Revenue for the third quarter of 2026 increased 13% to $323.3 million, compared to $285.8 million for the third quarter of 2025.
•GAAP gross margin was 53.4% for the third quarter of 2026, compared to 55.0% for the third quarter of 2025.
•Adjusted gross margin was 61.7% for the third quarter of 2026, compared to 62.8% for the third quarter of 2025.
•GAAP net income for the third quarter of 2026 was $14.5 million, or $0.19 per diluted share, and 4.5% of revenue, compared to GAAP net income of $18.0 million, or $0.21 per diluted share, and 6.3% of revenue, for the third quarter of 2025.
•Non-GAAP net income for the third quarter of 2026 was $63.7 million, or $0.82 per diluted share, and 19.7% of revenue, compared to non-GAAP net income of $60.6 million, or $0.78 per diluted share, and 21.2% of revenue, for the third quarter of 2025.
•Adjusted EBITDA for the third quarter of 2026 was $81.2 million, or 25.1% of revenue, compared to $71.7 million, or 25.1% of revenue, for the third quarter of 2025.
•GAAP operating cash flow for the third quarter of 2026 was $58.4 million, compared to GAAP operating cash flow of $59.2 million for the third quarter of 2025.

“Q3 was another solid quarter, highlighted by accelerating subscription revenue growth, with AI revenue growth stepping up significantly. These results indicate that our Humantic CX strategy is working. As AI reshapes the customer experience landscape, we believe adding Level AI strengthens our competitive position, expands the customers we can serve, and deepens the AI talent behind our continuous innovation.”

- Amit Mathradas, Chief Executive Officer

Third Quarter & Recent Business Highlights
•LTM subscription dollar-based retention rate was 109% as of September 30, 2026
•LTM subscription and telecom dollar-based retention rate was 107% as of September 30, 2026
•Signed Definitive Agreement to Acquire Level AI for $325.0 million in cash
•Named a Leader in the 2026 Gartner® Magic Quadrant™ for Contact Center as a Service
•Recognized as a Leader in the 2026 IDC MarketScape: Worldwide Agentic Contact Center-as-a-Service Platforms
•Named to the 2026 Best Workplaces in Technology list by Fortune Media and Great Place To Work®
•Supplemental metric disclosure is available on the Investor Relations section of Five9's website at https://investors.five9.com/
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors described in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2026, Five9 expects to report:
•Revenue in the range of $1.269 to $1.275 billion.
•GAAP net income per share in the range of $0.75 to $0.83, assuming diluted shares outstanding of approximately 77.1 million.
•Non-GAAP net income per share in the range of $3.17 to $3.21, assuming diluted shares outstanding of approximately 77.1 million.
•For the fourth quarter of 2026, Five9 expects to report:
•Revenue in the range of $328.0 to $334.0 million.
•GAAP net income per share in the range of $0.28 to $0.36, assuming diluted shares outstanding of approximately 78.0 million.
•Non-GAAP net income per share in the range of $0.88 to $0.92, assuming diluted shares outstanding of approximately 78.0 million.

With respect to Five9’s guidance as provided above, such guidance does not include any contribution from the pending acquisition of Level AI, which is expected to close in Q4 2026, subject to customary closing conditions. Please refer to the “Reconciliation of GAAP Net Income to Non-GAAP Net Income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its third quarter 2026 results today, November 5, 2026, via an audio-only Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at https://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: stock-based compensation, depreciation, intangibles amortization, acquisition and related transaction costs and one-time integration costs, costs related to reduction in force plans, and lease amortization for finance leases. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income: stock-based compensation, depreciation and amortization, interest expense, interest income and other, acquisition and related transaction costs and one-time integration costs, costs related to reduction in force plans, office closure lease termination costs, impairment charge related to consolidation of corporate headquarters, lease amortization for finance leases, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, one-time expenses related to advisory services for research and development transformation, legal fees related to the securities class action, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP income from operations: stock-based compensation, intangibles amortization, acquisition and related transaction costs and one-time integration costs, costs related to reduction in force plans, office closure lease termination costs, impairment charge related to consolidation of corporate headquarters, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, one-time expenses related to advisory services for research and development transformation, and legal fees related to the securities class action. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net income: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to closure and relocation of Russian operations, acquisition and related transaction costs and one-time integration costs, costs related to reduction in force plans, office closure lease termination costs, impairment charge related to consolidation of corporate headquarters, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, one-time expenses related to advisory services for long-term strategy and growth, one-time expenses related to advisory services for research and development transformation, legal fees related to the securities class action, and deferred taxes - tax adjustments from an acquisition. For the periods presented, these adjustments from GAAP net income to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chief Executive Officer, including statements regarding the intended benefits of the Level AI acquisition and the projected closing date thereof, the benefits of our Humantic CX strategy and the fourth quarter and full year 2026 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff changes and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of current and potential global conflicts, and other factors, may harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions or telecom usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to claims for credits or damages, among other things; (vi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (vii) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (viii) further development of our AI solutions may not be successful, may not achieve market acceptance or compete effectively against our competitors, and may result in reputational harm and our future operating results could be materially harmed; (ix) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (x) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) prior to 2025, we had a history of losses and we may be unable to sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxviii) risks that we may not execute repurchases in full under our announced stock repurchase program, or may not achieve the intended benefits therefrom; and (xxix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.
About Five9
Five9 is the proven, open cloud platform for customer experience. Cloud-native since 2001 and built by voice experts for the agentic era, Five9 powers contact centers for more than 4,000 enterprises across 140+ countries, including leading health systems, financial institutions, and organizations across every major industry. The Five9 platform, powered by Genius AI, serves every channel and workflow, together with the governance, control, and ecosystem flexibility that even the most regulated enterprises demand. Practical AI that learns from every interaction, driving real outcomes for customers and the businesses that serve them. Smarter CX with every interaction. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$263,830	$232,084
Marketable investments	433,843	464,835
Accounts receivable, net	158,457	130,984
Prepaid expenses and other current assets	78,610	43,107
Deferred contract acquisition costs, net	97,075	88,714
Total current assets	1,031,815	959,724
Property and equipment, net	185,689	164,635
Operating lease right-of-use assets	43,403	46,375
Finance lease right-of-use assets	11,359	14,216
Intangible assets, net	40,958	51,166
Goodwill	366,253	366,253
Other assets	42,428	10,725
Deferred contract acquisition costs, net — less current portion	195,249	176,976
Total assets	$1,917,154	$1,790,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,957	$29,973
Accrued and other current liabilities	104,043	84,120
Operating lease liabilities	15,240	12,922
Finance lease liabilities	8,602	8,480
Deferred revenue	86,070	77,515
Total current liabilities	257,912	213,010
Convertible senior notes	738,230	735,490
Operating lease liabilities — less current portion	42,824	42,116
Finance lease liabilities — less current portion	2,958	6,090
Other long-term liabilities	37,052	7,547
Total liabilities	1,078,976	1,004,253
Stockholders’ equity:
Common stock	75	77
Additional paid-in capital	1,180,850	1,163,072
Accumulated other comprehensive income (loss)	(795)	897
Accumulated deficit	(341,952)	(378,229)
Total stockholders’ equity	838,178	785,817
Total liabilities and stockholders’ equity	$1,917,154	$1,790,070

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$323,303	$285,832	$941,066	$848,806
Cost of revenue	150,574	128,552	431,066	382,390
Gross profit	172,729	157,280	510,000	466,416
Operating expenses:
Research and development	41,232	35,218	122,976	116,230
Sales and marketing	80,715	71,657	239,907	235,180
General and administrative	36,498	34,362	112,363	105,952
Total operating expenses	158,445	141,237	475,246	457,362
Income from operations	14,284	16,043	34,754	9,054
Other income (expense), net:
Interest expense	(3,549)	(3,087)	(10,198)	(11,022)
Interest income and other	4,914	5,660	15,964	23,880
Total other income (expense), net	1,365	2,573	5,766	12,858
Income before income taxes	15,649	18,616	40,520	21,912
Provision for income taxes	1,151	643	4,243	2,209
Net income	$14,498	$17,973	$36,277	$19,703
Net income per share:
Basic	$0.19	$0.23	$0.48	$0.26
Diluted	$0.19	$0.21	$0.47	$0.22
Shares used in computing net income per share:
Basic	75,047	77,528	75,666	76,716
Diluted	77,258	87,295	76,690	88,413

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$36,277	$19,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,866	44,911
Reduction in the carrying amount of right-of-use assets	16,114	15,174
Amortization of deferred contract acquisition costs	73,957	63,568
Accretion of discount on marketable investments	(3,271)	(6,658)
Provision for credit losses	1,114	1,254
Stock-based compensation	100,571	114,443
Amortization of discount and issuance costs on convertible senior notes	2,740	3,614
Impairment charges of long-lived assets	8,518	835
Interest on finance lease obligations	510	743
Deferred taxes - excluding tax benefit from acquisition	175	23
Deferred taxes - tax adjustments from an acquisition	—	524
Other	1,249	159
Changes in operating assets and liabilities:
Accounts receivable	(28,587)	(24,569)
Prepaid expenses and other current assets	(13,466)	1,291
Deferred contract acquisition costs	(100,591)	(85,513)
Other assets	6,722	2,645
Accounts payable	13,296	523
Accrued and other current liabilities	(19,871)	(8,073)
Deferred revenue	7,702	(3,514)
Other long-term liabilities (including non-current portions of operating and finance lease liabilities)	3,334	1,558
Net cash provided by operating activities	164,359	142,641
Cash flows from investing activities:
Purchases of marketable investments	(288,134)	(569,150)
Proceeds from sales of marketable investments	62,806	114,406
Proceeds from maturities of marketable investments	256,766	622,026
Purchases of property and equipment	(27,947)	(18,722)
Capitalization of software development costs	(28,472)	(29,121)
Payments of initial direct lease costs	—	(286)
Net cash (used in) provided by investing activities	(24,981)	119,153
Cash flows from financing activities:
Repayment of outstanding 2025 convertible senior notes at maturity	—	(434,405)
Proceeds from exercise of common stock options	3,386	3,118
Proceeds from sale of common stock under ESPP	7,008	7,921
Cash paid for repurchase of the Company's common stock	(100,011)	—
Principal repayment on financing liability	(10,779)	—
Payment of finance lease liabilities	(7,259)	(7,183)
Net cash used in financing activities	(107,655)	(430,549)
Net increase (decrease) in cash, cash equivalents and restricted cash	31,723	(168,755)
Cash, cash equivalents and restricted cash:
Beginning of period	234,131	364,185
End of period	$265,854	$195,430

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP gross profit	$172,729	$157,280	$510,000	$466,416
GAAP gross margin	53.4%	55.0%	54.2%	54.9%
Non-GAAP adjustments:
Stock-based compensation	5,690	6,852	17,791	21,332
Depreciation	14,327	9,917	40,267	26,343
Intangibles amortization	3,389	3,464	10,208	11,028
Acquisition and related transaction costs and one-time integration costs	—	2	44	2
Costs related to reduction in force plans	1,306	—	1,306	1,565
Lease amortization for finance leases	1,922	2,108	6,046	6,043
Adjusted gross profit	$199,363	$179,623	$585,662	$532,729
Adjusted gross margin	61.7%	62.8%	62.2%	62.8%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP net income	$14,498	$17,973	$36,277	$19,703
Non-GAAP adjustments:
Stock-based compensation	34,927	33,339	100,571	114,443
Depreciation and amortization	20,105	15,772	57,866	44,911
Interest expense	3,549	3,087	10,198	11,022
Interest (income) and other	(4,914)	(5,660)	(15,964)	(23,880)
Acquisition and related transaction costs and one-time integration costs	2,005	1,620	5,481	4,090
Costs related to reduction in force plans	4,324	403	4,324	8,169
Office closure lease termination costs	—	—	—	95
Impairment charge related to consolidation of corporate headquarters	—	—	8,382	—
Lease amortization for finance leases	2,114	2,300	6,622	6,619
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	1,851	(3)	2,825
One-time expenses related to advisory services for long-term strategy and growth	565	—	3,660	—
One-time expenses related to advisory services for research and development transformation	2,242	—	2,242	—
Legal fees related to the securities class action	664	392	1,865	901
Provision for income taxes(1)	1,151	643	4,243	2,209
Adjusted EBITDA	$81,230	$71,720	$225,764	$192,372
Adjusted EBITDA as % of revenue	25.1%	25.1%	24.0%	22.7%

(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Income from operations	$14,284	$16,043	$34,754	$9,054
Non-GAAP adjustments:
Stock-based compensation	34,927	33,339	100,571	114,443
Intangibles amortization	3,389	3,464	10,208	11,028
Acquisition and related transaction costs and one-time integration costs	2,005	1,620	5,481	4,090
Costs related to reduction in force plans	4,324	403	4,324	8,169
Office closure lease termination costs	—	—	—	95
Impairment charge related to consolidation of corporate headquarters	—	—	8,382	—
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	1,851	(3)	2,825
One-time expenses related to advisory services for long-term strategy and growth	565	—	3,660	—
One-time expenses related to advisory services for research and development transformation	2,242	—	2,242	—
Legal fees related to the securities class action	664	392	1,865	901
Non-GAAP operating income	$62,400	$57,112	$171,484	$151,870

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

GAAP net income	$14,498	$17,973	$36,277	$19,703
Non-GAAP adjustments:
Stock-based compensation	34,927	33,339	100,571	114,443
Intangibles amortization	3,389	3,464	10,208	11,028
Amortization of discount and issuance costs on convertible senior notes	947	933	2,740	3,614
Exit costs related to closure and relocation of Russian operations	132	105	49	(440)
Acquisition and related transaction costs and one-time integration costs	2,005	1,620	5,481	4,090
Costs related to reduction in force plans	4,324	403	4,324	8,169
Office closure lease termination costs	—	—	—	95
Impairment charge related to consolidation of corporate headquarters	—	—	8,382	—
One-time expenses related to strategic consulting services for operational review	—	—	—	1,265
Other cost-reduction and productivity initiatives	—	1,851	(3)	2,825
One-time expenses related to advisory services for long-term strategy and growth	565	—	3,660	—
One-time expenses related to advisory services for research and development transformation	2,242	—	2,242	—
Legal fees related to the securities class action	664	392	1,865	901
Deferred taxes - tax adjustments from an acquisition	—	524	—	524
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$63,693	$60,604	$175,796	$166,217
GAAP net income per share:
Basic	$0.19	$0.23	$0.48	$0.26
Diluted	$0.19	$0.21	$0.47	$0.22
Non-GAAP net income per share:
Basic	$0.85	$0.78	$2.32	$2.17
Diluted	$0.82	$0.78	$2.29	$2.15
Shares used in computing GAAP net income per share:
Basic	75,047	77,528	75,666	76,716
Diluted	77,258	87,295	76,690	88,413
Shares used in computing non-GAAP net income per share:
Basic	75,047	77,528	75,666	76,716
Diluted	77,258	77,883	76,690	77,200

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2026			September 30, 2025
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$5,690	$14,327	$3,389	$6,852	$9,917	$3,464
Research and development	6,297	929	—	6,896	731	—
Sales and marketing	8,339	6	—	8,401	11	—
General and administrative	14,601	1,454	—	11,190	1,649	—
Total	$34,927	$16,716	$3,389	$33,339	$12,308	$3,464

	Nine Months Ended
	September 30, 2026			September 30, 2025
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$17,791	$40,267	$10,208	$21,332	$26,343	$11,028
Research and development	21,069	2,654	—	24,415	2,147	—
Sales and marketing	25,571	16	—	33,330	59	—
General and administrative	36,140	4,721	—	35,366	5,334	—
Total	$100,571	$47,658	$10,208	$114,443	$33,883	$11,028

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Twelve Months Ending
	December 31, 2026		December 31, 2026
	Low	High	Low	High

GAAP net income	$21,935	$28,055	$58,182	$64,266
Non-GAAP adjustments:
Stock-based compensation(2)	37,500	35,500	138,072	136,072
Intangibles amortization	3,363	3,363	13,570	13,570
Amortization of discount and issuance costs on convertible senior notes	949	949	3,689	3,689
Exit costs related to closure and relocation of Russian operations	—	—	49	49
Acquisition and related transaction costs and one-time integration costs(3)	2,432	1,432	7,912	6,912
Costs related to a reduction in force plan	—	—	4,324	4,324
Impairment charge related to consolidation of corporate headquarters	—	—	8,382	8,382
Other cost-reduction and productivity initiatives	—	—	(3)	(3)
One-time expenses related to advisory services for long-term strategy and growth	1,091	1,091	4,751	4,751
One-time expenses related to advisory services for research and development transformation	1,208	1,208	3,450	3,450
Legal fees related to the securities class action	—	—	1,865	1,865
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$68,478	$71,598	$244,243	$247,327
GAAP net income per share:
Basic	$0.29	$0.37	$0.77	$0.85
Diluted	$0.28	$0.36	$0.75	$0.83
Non-GAAP net income per share:
Basic	$0.90	$0.95	$3.23	$3.27
Diluted	$0.88	$0.92	$3.17	$3.21
Shares used in computing GAAP net income per share:
Basic	75,700	75,700	75,700	75,700
Diluted	78,000	78,000	77,100	77,100
Shares used in computing non-GAAP net income per share:
Basic	75,700	75,700	75,700	75,700
Diluted	78,000	78,000	77,100	77,100

(1)Represents guidance discussed on November 5, 2026. Reader shall not construe presentation of this information after November 5, 2026 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.

(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Contact:

Tony Righetti
SVP, Investor Relations
IR@five9.com

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